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                                                                     EXHIBIT 1.1


                                6,700,000 SHARES

                         FREEDOM SECURITIES CORPORATION

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT


                                          _______ __, 1998


DONALDSON, LUFKIN & JENRETTE
     SECURITIES CORPORATION
CREDIT SUISSE FIRST BOSTON
     CORPORATION
SUTRO & CO. INCORPORATED
TUCKER ANTHONY INCORPORATED
As representatives of the several Underwriters
     named in Schedule I hereto
c/o  Donaldson, Lufkin & Jenrette Securities
         Corporation
     277 Park Avenue
     New York, New York 10172

Dear Sirs:

      Freedom Securities Corporation, a Delaware corporation (the "COMPANY"), proposes to issue and sell to the several underwriters named in Schedule I hereto (the "UNDERWRITERS"), and certain stockholders of the Company named in
Schedule II hereto (the "SELLING STOCKHOLDERS") severally propose to sell to the several Underwriters, an aggregate of 6,700,000 shares of the Common Stock, $.01 par value per share, of the Company (the "FIRM SHARES"), of which 4,200,000 shares are to be issued and sold by the Company and 2,500,000 shares are to be sold by the Selling Stockholders, each Selling Stockholder selling the amount set forth opposite such Selling Stockholder's name in Schedule II hereto. The Selling Stockholders also propose to sell to the several Underwriters not more than an additional 1,005,000 shares of the Company's Common Stock, $.01 par value per share, (the "ADDITIONAL SHARES") if requested by the Underwriters as provided in Section 2 hereof. The Firm Shares and the Additional Shares are
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hereinafter referred to collectively as the "SHARES". The shares of common stock of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON STOCK". The Company and the Selling Stockholders are hereinafter sometimes referred to collectively as the "SELLERS."

         SECTION 1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "COMMISSION") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "ACT"), Registration Statement No. 333-44931 on Form S-1, including a prospectus, relating to the Shares. The registration statement, as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the "REGISTRATION STATEMENT"; and the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "PROSPECTUS". If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Act registering additional shares of Common Stock (a "RULE 462(B) REGISTRATION STATEMENT"), then, unless otherwise specified, any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement.

         SECTION 2. Agreements to Sell and Purchase and Lock-Up Agreements. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, (i) the Company agrees to issue and sell 4,200,000 Firm Shares, (ii) each Selling Stockholder agrees, severally and not jointly, to sell the number of Firm Shares set forth opposite such Selling Stockholder's name in Schedule II hereto and (iii) each Underwriter agrees, severally and not jointly, to purchase from each Seller at a price per Share of $______ (the "PURCHASE PRICE") the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth opposite the name of such Underwriter in Schedules I hereto bears to the total number of Firm Shares.

         On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Stockholders agree to sell the Additional Shares and the Underwriters shall have the right to purchase, severally and not jointly, up to 1,005,000 Additional Shares from the Selling Stockholders at the Purchase Price. Additional Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. The Underwriters may exercise their right to purchase



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Additional Shares in whole or in part from time to time by giving written notice thereof to the Company and the Selling Stockholders within 30 days after the date of this Agreement. You shall give any such notice on behalf of the Underwriters and such notice shall specify the aggregate number of Additional Shares to be purchased pursuant to such exercise and the date for payment and delivery thereof, which date shall be a business day (i) no earlier than two business days after such notice has been given (and, in any event, no earlier than the Closing Date (as hereinafter defined)) and (ii) no later than five business days after such notice has been given. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase from the Selling Stockholders the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) which bears the same proportion to the total number of Additional Shares to be purchased from the Selling Stockholders as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I bears to the total number of Firm Shares, and each Selling Stockholder, severally and not jointly, agrees to sell to the Underwriters the number of Additional Shares which bears the same proportion to the total number of Additional Shares to be purchased from all of the Selling Stockholders as the number of Additional Shares set forth opposite the name of such Selling Stockholder in Schedule III bears to the total number of Additional Shares set forth in Schedule III.

         Each Seller hereby agrees not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or
(ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Common Stock (regardless of whether any of the transactions described in clause (i) or (ii) is to be settled by the delivery of Common Stock, or such other securities, in cash or otherwise), except to the Underwriters pursuant to this Agreement, for a period of 180 days after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation. Notwithstanding the foregoing, during such period (i) the Company may grant stock options pursuant to the Company's existing stock option plans and (ii) the Company may issue shares of Common Stock upon the exercise of an option, warrant or other right to acquire shares of Common Stock or upon the conversion of a security outstanding on the date hereof. The Company also agrees not to file any registration statement with respect to any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock for a period of 180 days after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation. In addition, each Selling Stockholder agrees that, for a period of 180 days after the date of the Prospectus without the prior written consent of


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Donaldson, Lufkin & Jenrette Securities Corporation, it will not make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. The Company shall, prior to or concurrently with the execution of this Agreement, deliver an agreement executed by (i) each Selling
Stockholder, (ii) each of the directors and executive officers of the Company who is not a Selling Stockholder and (iii) each stockholder listed on Annex I hereto to the effect that such person will not, during the period commencing on the date such person signs such agreement and ending 180 days after the date of the Prospectus, without the prior written consent of Donaldson, Lufkin &
Jenrette Corporation, (A) engage in any of the transactions described in the first sentence of this paragraph, other than, in the case of each person other than a Selling Stockholder, bona fide pledges or (B) make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. Notwithstanding the foregoing, THL-CCI, L.P. may transfer Common Stock to the limited partners of THL-CCI, L.P. provided such limited partners shall execute and deliver an agreement substantially to the effect of the preceding sentence for the then-remaining part of the 180 day period referred to in the preceding sentence.

         The Company hereby confirms its engagement of Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") as, and DLJ hereby confirms its agreement with the Company to render services as, a "qualified independent underwriter", within the meaning of Section (b)(15) of Rule 2720 of the National Association of Securities Dealers, Inc. with respect to the offering and sale of the Shares. DLJ, solely in its capacity as the qualified independent underwriter and not otherwise, is referred to herein as the "QIU". As compensation for the services of the QIU hereunder, the Company agrees to pay the QIU $5,000 on the Closing Date. The price at which the Shares will be sold to the public shall not be higher than the maximum price recommended by the QIU.

         SECTION 3. Terms of Public Offering. The Sellers are advised by you that the Underwriters propose (i) to make a public offering of their respective portions of the Shares as soon after the execution and delivery of this Agreement as in your judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

         SECTION 4. Delivery and Payment. The Shares shall be represented by definitive certificates and shall be issued in such authorized denominations and registered in such names as Donaldson, Lufkin & Jenrette Securities Corporation shall request not later than two business days prior to the Closing Date or the applicable Option Closing Date (as defined below), as the case may be. The



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Shares shall be delivered by or on behalf of the Sellers, with any transfer taxes thereon duly paid by the respective Sellers, to Donaldson, Lufkin & Jenrette Securities Corporation through the facilities of The Depository Trust Company ("DTC"), for the respective accounts of the several Underwriters, against payment to the Sellers of the Purchase Price therefor by wire transfer of Federal or other funds immediately available in New York City. The certificates representing the Shares shall be made available for inspection not later than 9:30 A.M., New York City time, on the business day prior to the Closing Date or the applicable Option Closing Date, as the case may be, at the office of DTC or its designated custodian (the "DESIGNATED OFFICE"). The time and date of delivery and payment for the Firm Shares shall be 9:00 A.M., New York City time, on __________ , 1998 or such other time on the same or such other date as Donaldson, Lufkin & Jenrette Securities Corporation and the Company shall agree in writing. The time and date of delivery and payment for the Firm Shares are hereinafter referred to as the "CLOSING DATE." The time and date of delivery and payment for any Additional Shares to be purchased by the Underwriters shall be 9:00 A.M., New York City time, on the date specified in the applicable exercise notice given by you pursuant to Section 2 or such other time on the same or such other date as Donaldson, Lufkin & Jenrette Securities Corporation and the Company shall agree in writing. The time and date of delivery and payment for any Additional Shares are hereinafter referred to as an "OPTION CLOSING DATE."

         The documents to be delivered on the Closing Date or any Option Closing Date on behalf of the parties hereto pursuant to Section 10 of this Agreement shall be delivered at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017 and the Shares shall be delivered at the Designated Office, all on the Closing Date or such Option Closing Date, as the case may be.

         SECTION 5.  Agreements of the Company.  The Company agrees with you:

                  (a) To advise you promptly and, if requested by you, to confirm such advice in writing, (i) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, (iii) when any amendment to the Registration Statement becomes effective, (iv) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, when the Rule 462(b) Registration Statement has become effective and (v) of the happening of any event during the period referred to in Section 5(d) below which makes any statement of a material fact made in the Registration


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         Statement or the Prospectus untrue or which requires any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

                  (b) To furnish to you 5 signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and to furnish to you and each Underwriter designated by you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request.

                  (c) To prepare the Prospectus, the form and substance of which shall be satisfactory to you, and to file the Prospectus in such form with the Commission within the applicable period specified in Rule 424(b) under the Act; during the period specified in Section 5(d) below, not to file any further amendment to the Registration Statement and not to make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object after being so advised; and, during such period, to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or amendment or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Shares by you, and to use its best efforts to cause any such amendment to the Registration Statement to become promptly effective.

                  (d) Prior to 10:00 A.M., New York City time, on the first business day after the date of this Agreement and from time to time thereafter for such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, to furnish in New York City to each Underwriter and any dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Underwriter or dealer may reasonably request.

                  (e) If during the period specified in Section 5(d), any event shall occur or condition shall exist as a result of which, in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is


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         necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law, and to furnish to each Underwriter and to any dealer as many copies thereof as such Underwriter or dealer may reasonably request.

                  (f) Prior to any public offering of the Shares, to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such registration or qualification in effect so long as required for distribution of the Shares and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Prospectus, the Registration Statement, any preliminary prospectus or the offering or sale of the Shares, in any jurisdiction in which it is not now so subject.

                  (g) To make generally available to its stockholders as soon as practicable an earnings statement covering the twelve-month period ending June 30, 1999 that shall satisfy the provisions of Section 11(a) of the Act, and to advise you in writing when such statement has been so made available.

                  (h) During the period of three years after the date of this Agreement, to furnish to you as soon as available copies of all reports or other communications furnished to the record holders of Common Stock or furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed and such other publicly available information concerning the Company and its subsidiaries as you may reasonably request.

                  (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the Sellers' obligations under this Agreement, including: (i) the fees, disbursements

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         and expenses of the Company's counsel, the Company's accountants and any Selling Stockholder's counsel (in addition to the Company's counsel) in connection with the registration and delivery of the Shares under the Act and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Registration Statement (including financial statements and exhibits), any preliminary prospectus, the Prospectus and all amendments and supplements to any of the foregoing, including the mailing and delivering of copies thereof to the Underwriters and dealers in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) all costs of printing or producing this Agreement and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Shares,
         (iv) all expenses in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any Preliminary and Supplemental Blue Sky Memoranda in connection therewith (including the filing fees and fees and disbursements of counsel for the Underwriters in connection with such registration or qualification and memoranda relating thereto), (v) the filing fees and disbursements of counsel for the Underwriters in connection with the review and clearance of the offering of the Shares by the National Association of Securities Dealers, Inc., (vi) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to the listing of the Shares on the New York Stock Exchange ("NYSE"), (vii) the cost of printing certificates representing the Shares, (viii) the costs and charges of any transfer agent, registrar and/or depositary,
         (ix) the fees and expenses of the QIU (including the fees and disbursements of counsel to the QIU) and (x) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholders hereunder for which provision is not otherwise made in this Section 5(i). Subject to Section 13 hereof, the Underwriters shall not be entitled to be reimbursed for any costs and expenses incident to the performance of their obligations hereunder for which provision is not otherwise made in this Section 5(i). The provisions of this Section shall not supercede or otherwise affect any agreement that the Company and the Selling Stockholders may otherwise have for allocation of such expenses among themselves.

                  (j) To use its reasonable best efforts to list, subject to notice of issuance, the Shares on the NYSE.


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                  (k) To use its reasonable best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

                  (l) If the Registration Statement at the time of the effectiveness of this Agreement does not cover all of the Shares, to file a Rule 462(b) Registration Statement with the Commission registering the Shares not so covered in compliance with Rule 462(b) by 10:00 P.M., New York City time, on the date of this Agreement and to pay to the Commission the filing fee for such Rule 462(b) Registration Statement at the time of the filing thereof or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

                  (m) To use its best efforts (i) to obtain as promptly as possible the issuance of an order (the "Order") from the SEC substantially in the form contemplated by the draft Application for an Order of Exemption on behalf of Freedom Mutual Fund, Freedom Group of Tax Exempt Fund, Fundmanager Portfolios and Freedom Capital Management Corporation (the "Adviser") attached hereto as Exhibit A, (ii) to obtain the shareholder approvals for new investment advisory agreements contemplated by the Order within the time frame provided in the Order and (iii) to obtain as promptly as possible the consent of each client of the Adviser that is not a registered investment company to the assignment of such client's investment advisory contract resulting from same transactions which will cause the termination of the investment advisory agreements referred to in the Order.

                  (n) To use its best efforts to amend or replace the credit facility described in the Prospectus to permit the payment of dividends by the Company as contemplated in the Prospectus under "Dividend Policy."

         SECTION 6. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

                  (a) The Registration Statement has become effective (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement); any Rule 462(b) Registration Statement filed after the effectiveness of this Agreement will become effective no later than 10:00 P.M., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose


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         are pending before or, to the knowledge of the Company, threatened by the Commission.

                  (b) (i) The Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement), when it became effective, did not contain and, as amended, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement) and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act, (iii) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement and any amendments thereto, when they become effective (A) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) will comply in all material respects with the Act and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by you expressly for use therein.

                  (c) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in any preliminary prospectus based upon information relating to any Underwriter furnished to the Company in writing by you expressly for use therein.

                  (d) Each of the Company and Tucker Anthony Incorporated ("TUCKER ANTHONY"), Sutro & Co., Incorporated ("SUTRO"), Freedom


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         Capital Management Corporation ("FREEDOM CAPITAL"), Freedom Trust
         Company ("FREEDOM TRUST"), and Freedom Specialist, Inc. ("FSI", and, together with Tucker Anthony, Sutro, Freedom Capital, Freedom Trust and each subsidiary of the Company directly or indirectly owning any of the foregoing, the "PRIMARY SUBSIDIARIES") has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

                  (e) There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens granted or issued by the Company or any of its subsidiaries relating to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of the Company or any of its subsidiaries, except as otherwise disclosed in the Registration Statement.

                  (f) All the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholders) have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights; and the Shares to be issued and sold by the Company have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

                  (g) All of the outstanding shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature.

                  (h) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.


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                  (i) Neither the Company nor any of its subsidiaries is in
         violation of its respective charter or by-laws or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound.

                  (j) The execution, delivery and performance of this Agreement by the Company, the compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries or their respective property or (iv) result in the suspension, termination or revocation of any Authorization (as defined below) of the Company or any of its subsidiaries or any other impairment of the rights of the holder of any such Authorization.

                  (k) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is or could be a party or to which any of their respective property is or could be subject that are required to be described in the Registration Statement or the Prospectus and are not so described; nor are there any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required.

                  (l) Neither the Company nor any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL

         LAWS") or any provisions of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a material adverse effect on the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole.

                  (m) Each of the Company and its subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "AUTHORIZATION") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole. Each such Authorization is valid and in full force and effect and each of the Company and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are burdensome to the Company or any of its subsidiaries; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

                  (n) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

                  (o) This Agreement has been duly authorized, executed and delivered by the Company.

                  (p) Ernst & Young, LLP are independent public accountants with respect to the Company and its subsidiaries as required by the Act.

                  (q) The consolidated financial statements included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), together with related schedules and notes, present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; the supporting schedules, if any, included in the Registration Statement present fairly in accordance with generally accepted accounting principles the information required to be stated therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

                  (r) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  (s) Except as described in the Prospectus under "Certain Transactions -- The Stockholders Agreement", there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

                  (t) Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent.

                  (u) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

                  (v) The Company has filed a registration statement pursuant to
         Section 12(b) of the Exchange Act to register the Common Stock, has filed an application to list the Shares on the New York Stock Exchange and has received notification that the listing has been approved, subject to notice of issuance of the Shares.

                  (w) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and
         (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (x) All material tax returns required to be filed by the Company and each of its subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of its subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

                  (y) No relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of the Subsidiaries on the other hand, which is required by the Act to be described in the Registration Statement or the Prospectus which is not so described.

                  (z) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names ("INTELLECTUAL PROPERTY") currently employed by them in connection with the business now operated by them except where the failure to own or possess or otherwise be able to acquire such intellectual property would not, singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole; and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of such intellectual property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

                  (aa) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries (i) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (ii) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not have a material adverse effect on the business, prospects, financial conditions or results of operations of the Company and its subsidiaries, taken as a whole.

                  (bb) The Company has not taken, and will not take, directly or indirectly, any action designed to, or which might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares pursuant to the distribution contemplated by this Agreement (other than any actions taken by Tucker Anthony or Sutro in their capacity as Underwriters as permitted by the Act), and other than as permitted by the Act, the Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares.

                  (cc) (i) Each of Tucker Anthony and Sutro is registered as a broker-dealer with the Commission and under the laws of all fifty U.S. states, the District of Columbia and Puerto Rico, is a member of the NASD, the NYSE, the American Stock Exchange and the Pacific Stock Exchange and, in the case of Tucker Anthony, the Boston Stock Exchange, the Chicago Board Options Exchange, the Midwest Stock Exchange, the Philadelphia Stock Exchange, the Pacific Stock Exchange and the National Futures Association, and, in each case, is in compliance with all applicable laws, rules, regulations, orders, by-laws and similar requirements in connection with such registrations and membership, including without limitation Rule 15c-1 under the Securities Exchange Act of 1934 (the "NET CAPITAL RULE"), except where the failure to be so registered or in such compliance would not have a material adverse effect on the Company and its subsidiaries taken as a whole, (ii) FSI is registered as a broker-dealer with the Commission and under the laws of New York and is a member of the NYSE and is in compliance with all applicable laws, rules, regulations, orders, by-laws and similar requirements in connection with such registrations and memberships, including the Net Capital Rule, except where the failure to be so registered or in such compliance would not have a material adverse effect on the Company and its subsidiaries taken as a whole and (iii) to the extent required by applicable law, rule or regulation, Tucker Anthony is appropriately registered with the French securities regulatory authorities and is in compliance with all applicable laws and regulations in connection therewith except where the failure to be so registered or in such compliance would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

                  (dd) (i) Each of Tucker Anthony, Sutro and Freedom Capital is registered as an investment advisor with the Commission, is registered or exempt from regulation in all fifty states, the District of Columbia and Puerto Rico, and is in compliance in all material respects with all applicable laws, rules, regulations, orders and similar requirements in connection therewith except where the failure to be so registered or in such compliance would not have a material adverse effect on the Company and its subsidiaries taken as a whole, and (ii) each of the investment funds advised by Freedom Capital is registered as an investment company with the Commission and is registered or exempt from registration in all fifty states, the District of Columbia and Puerto Rico, and each such entity is in compliance with all applicable laws, rules, regulation, orders, by-laws and similar requirements in connection with such registration, except where the failure to be so registered or in such compliance would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

                  (ee) Freedom Trust is in compliance with all law, rules, regulations, orders and similar requirements applicable to its trust investment management and fiduciary services business except where the failure to be in compliance would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

                  (ff) Since January 1, 1993, the Company and its subsidiaries have filed all financial reports and registrations, reports, statements, notices, and other filings required to be filed by the Company or any of its subsidiaries with any governmental agency or industry organization having authority for enforcing laws and regulations applicable to the Company's business as a broker-dealer and investment adviser in the United States, including, without limitation, the SEC, the NASD, the NYSE, and state securities commissions (each, a "FINANCIAL REGULATORY AUTHORITY") or any other governmental agency, body or official, including all required amendments or supplements to any of the above, except for filings, the failure of which to make would not have a material adverse effect on the Company and its subsidiaries taken as a whole (collectively, including the financial reports, the "FILINGS"). Each Filing complied as to form and substance in all material respects with the applicable law or regulation requiring such Filing to be filed and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading and each financial report was true, complete and correct in all material respects, and complied in all material respects with applicable accounting principles and the regulatory requirements applicable to such report.

         SECTION 7. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder, severally with respect to itself and not jointly, represents and warrants to each Underwriter that:

                  (a) Such Selling Stockholder has been duly incorporated or otherwise organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has the power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties.

                  (b) Such Selling Stockholder is the lawful owner of the Shares to be sold by such Selling Stockholder pursuant to this Agreement and has, and on the Closing Date will have, good and clear title to such Shares, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever.

                  (c) Such Selling Stockholder has, and on the Closing Date will have, full legal right, power and authority, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement signed by such Selling Stockholder and American Stock Transfer & Trust Company, as Custodian, relating to the deposit of the Shares to be sold by such Selling Stockholder (the "CUSTODY AGREEMENT") and the Power of Attorney of such Selling Stockholder appointing certain individuals as such Selling Stockholder's attorneys-in-fact (the "ATTORNEYS") to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement and the Custody Agreement (the "POWER OF ATTORNEY") and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder in the manner provided herein and therein.

                  (d) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

                  (e) the Custody Agreement of such Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms.

                  (f) the Power of Attorney of such Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding instrument of such Selling Stockholder, enforceable in accordance with its terms, and, pursuant to such Power of Attorney, such Selling Stockholder has, among other things, authorized the Attorneys, or any one of them, to execute and deliver on such Selling Stockholder's behalf this Agreement and any other document that they, or any one of them, may deem necessary or desirable in connection with the transactions contemplated hereby and thereby and to deliver the Shares to be sold by such Selling Stockholder pursuant to this Agreement.

                  (g) Upon delivery of and payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, good and clear title to such Shares will pass to the Underwriters, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever.

                  (h) The execution, delivery and performance of this Agreement and the Custody Agreement and Power of Attorney of such Selling Stockholder by or on behalf of such Selling Stockholder, the compliance by such Selling Stockholder with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the organizational documents of such Selling Stockholder, if such Selling Stockholder is not an individual, or any indenture, loan agreement, mortgage, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or any property of such Selling Stockholder is bound or (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over such Selling Stockholder or any property of such Selling Stockholder.

                  (i) To the actual knowledge of such Selling Stockholder without independent investigation, the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by you expressly for use therein.

                  (j) At any time during the period described in Section 5(D), if there is any change in the information referred to in Section 7(I), such Selling Stockholder will immediately notify you of such change.

                  (k) Such Selling Stockholder is not and, after giving effect to the sale of the Shares and the application of the proceeds thereof, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940.

                  (l) Each certificate signed by or on behalf of such Selling Stockholder and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by such Selling Stockholder to the Underwriters as to the matters covered thereby.

         SECTION 8. Indemnification of QIU. (a) The Sellers, jointly and severally, agree to indemnify and hold harmless the QIU, its directors, its officers and each person, if any, who controls the QIU within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) related to, based upon or arising out of (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the QIU's activities as QIU under its engagement pursuant to Section 2 hereof, except in the case of this clause (ii) insofar as any such losses, claims, damages, liabilities or judgments are found in a final judgment by a court of competent jurisdiction, not subject to further appeal, to have resulted solely from the willful misconduct or gross negligence of the QIU. Notwithstanding the foregoing, (i) no Selling Stockholder shall be liable with respect to any claim in an amount that exceeds its proportionate amount of such claim as determined by reference to the total amount of proceeds received (before deducting underwriting discounts and commissions and expenses) by such Selling Stockholder as a portion of the total proceeds received (before deducting underwriting discounts and commissions and expenses) by all of the Sellers, (ii) the aggregate liability of any Selling Stockholder pursuant to this Section 8 and Section 9 shall be limited to an amount equal to the total proceeds (before deducting underwriting discounts and commissions and expenses) received by such Selling Stockholder from the Underwriters for the sale of the Shares sold by such Selling Stockholder hereunder and (iii) the Selling Stockholder shall not be required to honor any demand for indemnity from a QIU Indemnified Party pursuant to this Section 8 unless, prior to the making of such demand by a QIU Indemnified Party, such QIU Indemnified Party shall have delivered a written demand to the Company seeking indemnity and the Company shall have failed to perform its obligations in respect thereof pursuant to this
Section 8 and such failure shall have continued for a period of 60 days.

         (b) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) (the "QIU

INDEMNIFIED PARTY"), the QIU Indemnified Party shall promptly notify the Sellers in writing and the Sellers shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the QIU Indemnified Party and the payment of all fees and expenses of such counsel, as incurred. Any QIU Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the QIU Indemnified Party unless (i) the employment of such counsel shall have been specifically authorized in writing by the Sellers, (ii) the Sellers shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the QIU Indemnified Party or
(iii) the named parties to any such action (including any impleaded parties) include both the QIU Indemnified Party and one or more of the Sellers, and the QIU Indemnified Party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to such Seller (in which case the Sellers shall not have the right to assume the defense of such action on behalf of the QIU Indemnified Party). In any such case, the Sellers shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all QIU Indemnified Parties, which firm shall be designated by the QIU, and all such fees and expenses shall be reimbursed as they are incurred. The Sellers shall indemnify and hold harmless the QIU Indemnified Party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with the Sellers' written consent or (ii) effected without the Sellers' written consent if the settlement is entered into more than sixty days after the Sellers shall have received a request from the QIU Indemnified Party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the Sellers) and, prior to the date of such settlement, the Sellers shall have failed to comply with such reimbursement request. If during any period of time the Sellers are disputing in good faith the reasonableness of such fees and expenses of counsel, such period of time shall not be counted in calculating such sixty day period. The Sellers shall not, without the prior written consent of the QIU Indemnified Party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the QIU Indemnified Party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the QIU Indemnified Party, unless such settlement, compromise or judgment (i) includes an unconditional release of the QIU Indemnified Party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the QIU Indemnified Party.

         (c) To the extent the indemnification provided for in this Section 8 is unavailable to a QIU Indemnified Party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then the Sellers, in lieu of indemnifying such QIU Indemnified Party, shall contribute to the amount paid or payable by such QIU Indemnified Party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Sellers on the one hand and the QIU on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(c)(i) above but also the relative fault of the Sellers on the one hand and the QIU on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the QIU on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Sellers as set forth in the table on the cover page of the Prospectus, and the fee received by the QIU pursuant to Section 2 hereof, bear to the sum of such total net proceeds and such fee. The relative fault of the Sellers on the one hand and the QIU on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the QIU on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and whether the QIU's activities as QIU under its engagement pursuant to Section 2 hereof involved any willful misconduct or gross negligence on the part of the QIU.

         The Sellers and the QIU agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by a QIU Indemnified Party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such QIU Indemnified Party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (d) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any QIU Indemnified Party at law or in equity.

         SECTION 9. Indemnification. (a) The Sellers, jointly and severally, agree to indemnify and hold harmless each Underwriter, its directors, its officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished in writing to the Company by you expressly for use therein. Notwithstanding the foregoing, Notwithstanding the foregoing, (i) no Selling Stockholder shall be liable with respect to any claim in an amount that exceeds its proportionate amount of such claim as determined by reference to the total amount of proceeds received (before deducting underwriting discounts and commissions and expenses) by such Selling Stockholder as a portion of the total proceeds received (before deducting underwriting discounts and commissions and expenses) by all of the Sellers, (ii) the aggregate liability of any Selling Stockholder pursuant to this Section 9 and Section 8 shall be limited to an amount equal to the total proceeds (before deducting underwriting discounts and commissions and expenses) received by such Selling Stockholder from the Underwriters for the sale of the Shares sold by such Selling Stockholder hereunder and (iii) the Selling Stockholder shall not be required to honor any demand for indemnity from any Underwriter pursuant to this Section 9 unless, prior to the making of such demand by the Underwriter, such Underwriter shall have delivered a written demand to the Company seeking indemnity and the Company shall have failed to perform its obligations in respect thereof pursuant to this Section 9 and such failure shall have continued for a period of 60 days.

         (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, each Selling Stockholder and each person, if any, who controls such Selling Stockholder within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Sellers to such Underwriter but only with reference to information relating to such Underwriter furnished in writing to the Company by you expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus.

         (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b) (the "INDEMNIFIED PARTY"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 9(a) and 9(b), the Underwriter shall not be required to assume the defense of such action pursuant to this Section 9(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of such Underwriter). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for (i) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Underwriters, their officers and directors and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, (ii) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for the Company, its directors, its officers and all persons, if any, who control the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Selling Stockholders and all persons, if any, who control any Selling Stockholder within the meaning of either such Section, and all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters, their officers and directors and such control persons of any Underwriters, such firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation. In the case of any such separate firm for the Company and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders and such control persons of any Selling Stockholders, such firm shall be designated in writing by the Attorneys. The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than sixty days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. If during any period of time the indemnifying parties are disputing in good faith the reasonableness of such fees and expenses of counsel, such period of time shall not be counted in calculating such sixty day period. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

         (d) To the extent the indemnification provided for in this Section 9 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Sellers on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(i) above but also the relative fault of the Sellers on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Sellers, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Sellers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9(d) are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint.

         (e) The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         (f) Each Selling Stockholder (except John Hancock Subsidiaries, Inc.) hereby designates the Company, One World Financial Center, New York, New

York 10281, as its authorized agent, and John Hancock Subsidiaries, Inc. hereby designates [____________], as its authorized agent, in each case upon which process may be served in any action which may be instituted in any state or federal court in the State of New York by any Underwriter, any director or officer of any Underwriter, any person controlling any Underwriter asserting a claim for indemnification or contribution under or pursuant to this Section 9, and each Selling Stockholder will accept the jurisdiction of such court in such action, and waives, to the fullest extent permitted by applicable law, any defense based upon lack of personal jurisdiction or venue. A copy of any such process shall be promptly sent or given to such Selling Stockholder, at the address for notices specified in Section 13 hereof.

         SECTION 10. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Firm Shares under this Agreement are subject to the satisfaction of each of the following conditions:

                  (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

                  (b) If the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

                  (c) You shall have received on the Closing Date a certificate dated the Closing Date, signed by John H. Goldsmith and William C. Dennis, Jr., in their capacities as the chief executive officer and chief financial officer of the Company, confirming the matters set forth in Sections 6(t), 10(a) and 10(b) and that the Company has complied in all material respects with all of the agreements and satisfied in all material respects all of the conditions herein contained and required to be complied with or satisfied by the Company on or prior to the Closing Date.

                  (d) Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the

         Company and its subsidiaries, taken as a whole, (ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 10(d)(i), 10(d)(ii) or 10(d)(iii), in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

                  (e) All the representations and warranties of each Selling Stockholder contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date and you shall have received on the Closing Date a certificate dated the Closing Date from each Selling Stockholder to such effect and to the effect that such Selling Stockholder has complied in all material respects with all of the agreements and satisfied in all material respects all of the conditions herein contained and required to be complied with or satisfied by such Selling Stockholder on or prior to the Closing Date.

                  (f) You shall have received on the Closing Date an opinion (reasonably satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Hutchins, Wheeler & Dittmar, counsel for the Company, to the effect that:

                           (i) each of the Company and the Primary Subsidiaries
                  organized under Delaware or Massachusetts law is a corporation validly existing and in good corporate standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties;

                           (ii) all the outstanding shares of capital stock of
                  the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights;

                           (iii) the Shares to be issued and sold by the Company
                  hereunder have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights;

                           (iv) this Agreement has been duly authorized,
                  executed and delivered by the Company;

                           (v) the authorized capital stock of the Company
                  conforms as to legal matters to the description thereof contained in the Prospectus;

                           (vi) such counsel has been informed that the
                  Registration Statement has become effective under the Act and, to such counsel's knowledge, (i) no stop order suspending its effectiveness has been issued and (ii) no proceedings for that purpose are pending before or contemplated by the Commission;

                           (vii) the statements under the captions "Management
                  --Limitation of Liability; Indemnification of Directors and Officers", "-- Stock Option and Stock Purchase Plans", "-- 1998 Stock Purchase Plan", "--1998 Executive Performance Bonus Plan", "Certain Transactions", "Description of Capital Stock", "Shares Eligible for Future Sale", "Underwriting" and "Tax Consequences to Non-U.S. Holders" in the Prospectus and Items 14 and 15 of Part II of the Registration Statement, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present in all material respects the information called for with respect to such legal matters, documents and proceedings;

                           (viii) to the knowledge of such counsel (i) neither
                  the Company nor any of its Primary Subsidiaries is in violation of its respective charter or by-laws and (ii) neither the Company nor any of its subsidiaries is in material default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is filed as an exhibit to the Registration Statement;

                           (ix) the execution, delivery and performance of this
                  Agreement by the Company, the compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not (A) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (B) constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its Primary Subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is filed as an exhibit to the Registration Statement, (C) violate any applicable Massachusetts, Delaware or Federal law, rule or regulation known to such counsel;

                           (x) after due inquiry but without having performed a
                  docket search or other independent investigation, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of their respective property is subject that are required to be described in the Registration Statement or the Prospectus and are not so described, or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required;

                           (xi) the Company is not and, after giving effect to
                  the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                           (xii) to such counsel's knowledge, except as
                  described in the Prospectus under "Certain Transactions -- The Stockholders Agreement" or "Recent Developments", there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement;

                           (xiii) the Registration Statement and the Prospectus
                  and any supplement or amendment thereto (except for the financial statements and other financial data included therein as to which no opinion need be expressed) comply in all material respects as to form with the Act. In addition, such counsel has participated in the preparation of the Registration Statement and Prospectus and in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and representatives of and counsel for the

                  Underwriters at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although there can be no assurance that all possible material facts relating to the Company were disclosed in such meetings or that, if disclosed, such counsel would have understood their significance, and, although such counsel has not independently verified and is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except as otherwise stated in such opinion), on the basis and subject to the foregoing, no fact has come to the attention of such counsel to lead such counsel to believe that (a) the Registration Statement or any amendment thereto (except for the financial statements, supporting schedules and other financial and statistical data included therein or omitted therefrom, as to which such counsel need express no opinion), as of the date the Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or
                  (b) the Prospectus or any amendment or supplement thereto (except for the financial statements, supporting schedules and other financial and statistical data included therein or omitted therefrom, as to which such counsel need express no opinion), at the time the Prospectus was issued, at the time such amended or supplemented Prospectus was issued or at the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statement therein, in light of the circumstances under which they were made, not misleading. [HW&D to confirm this is their standard opinion language.]

                  The opinion of Hutchins, Wheeler & Dittmar described in
         Section 10 above shall be rendered to you at the request of the Company and shall so state therein.

                  (g) You shall have received on the Closing Date an opinion (reasonably satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Kevin McKay, General Counsel of the Company, to the effect that:

                           (i) each of [list Primary Subordiners not covered in
                  HWD opinion] is a corporation validly existing and in good corporate standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties;

                           (ii) each of the Company and its Primary Subsidiaries
                  is duly qualified and is in good corporate standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole;

                           (iii) all of the outstanding shares of capital stock
                  of each of the Company's Primary Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature;

                           (iv) the statements under the captions "Business
                  --Regulation" and "-- Litigation", insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present in all material respects the information called for with respect to such legal matters, documents and proceedings;

                           (v) to the knowledge of such counsel (i) neither the
                  Company nor any of its Primary Subsidiaries is in violation of its respective charter or by-laws and (ii) neither the Company nor any of its subsidiaries is in material default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is filed as an exhibit to the Registration Statement;

                           (vi) the execution, delivery and performance of this
                  Agreement by the Company, the compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not (A) violate any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries or their respective property or (B) result in the suspension, termination or revocation of any

                  Authorization of the Company or any of its Primary Subsidiaries or any other impairment of the rights of the holder of any such Authorization;

                           (vii) after due inquiry but without having performed
                  a docket search or other independent investigation, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of their respective property is subject that are required to be described in the Registration Statement or the Prospectus and are not so described, or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required;

                           (viii) to the knowledge of such counsel, neither the
                  Company nor any of its subsidiaries has violated any Environmental Law or any provisions of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a material adverse effect on the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole;

                           (ix) to the knowledge of such counsel, each of the
                  Company and its Primary Subsidiaries has such Authorizations of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole; each such Authorization is valid and in full force and effect and each of the Company and its Primary Subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are burdensome to the Company or any of its subsidiaries; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole;

                           (x) to such counsel's knowledge, except as described
                  in the Prospectus under "Certain Transactions -- The Stockholders Agreement" or "Recent Developments", there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement;

                           (xi) (A) Each of Tucker Anthony and Sutro is
                  registered as a broker-dealer with the Commission and under the laws of all fifty U.S. states, the District of Columbia and Puerto Rico, is a member of the NASD, the NYSE, the American Stock Exchange and the Pacific Stock Exchange and, in the case of Tucker Anthony, the Boston Stock Exchange, the Chicago Board Options Exchange, the Midwest Stock Exchange, the Philadelphia Stock Exchange, the Pacific Stock Exchange and the National Futures Association, and, in each case, is in compliance with all applicable laws, rules, regulations, orders, by-laws and similar requirements in connection with such registrations and memberships, including without limitation the Net Capital Rule, except where the failure to be so registered or in such compliance would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, (B) FSI is registered as a broker-dealer with the Commission and under the laws of New York and is a member of the NYSE and is in compliance with all applicable laws, rules, regulations, orders, by-laws and similar requirements in connection with such registrations and memberships, including without limitation the Net Capital Rule, except where the failure to be so registered or in such compliance would not have a material adverse effect on the Company and its subsidiaries, taken as a whole and (C) Tucker Anthony is appropriately registered with the French securities regulatory authorities and is in compliance with all applicable laws and regulations in connection therewith, except where the failure to be so registered or in such compliance would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                           (xii) (A) Each of Tucker Anthony, Sutro and Freedom
                  Capital is registered as an investment advisor with the Commission, is registered or exempt from registration in all fifty states, the District of Columbia and Puerto Rico and is in compliance with all applicable laws, rules, regulations, orders and similar requirements in connection therewith except where the failure to be so registered or in such compliance would not have a material adverse effect on the Company and its subsidiaries, taken as a whole and (B) each of the investment funds advised by Freedom Capital is, to the extent required by applicable law, registered as an investment company with the Commission and is registered or exempt from registration in all fifty states, the District of Columbia and Puerto Rico, and each such entity is in compliance with all applicable laws, rules, regulation, orders, by-laws and similar requirements in connection with such registration except where the failure to be so registered or in such compliance would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                           (xiii) Freedom Trust is in compliance in all material
                  respects with all laws, rules, regulations, orders and similar requirements applicable to its trust investment management and fiduciary services business, except where the failure to be in compliance would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                           (xiv) (A) Since January 1, 1993, the Company and its
                  subsidiaries have filed all Filings required to be filed by the Company or any of its subsidiaries with any Financial Regulatory Authority or any other governmental agency, body or official, (B) each Filing (except for the financial statements and other financial data included therein as to which no opinion need be expressed) complied as to form and substance in all material respects with the applicable law or regulation requiring such Filing to be filed and (C) such counsel has no reason to believe that such Filings (except for the financial statements and other financial data as to which such counsel need not express any belief) contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                           (xv) Such counsel has participated in the preparation
                  of the Registration Statement and Prospectus and in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and representatives of and counsel for the Underwriters at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although there can be no assurance that all possible material facts relating to the Company were disclosed in such meetings or that, if disclosed, such counsel would have understood their significance, and, although such counsel has not independently verified and is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except as otherwise stated in such opinion), on the basis and subject to the foregoing, no fact has come to the attention of such counsel to lead such counsel to believe that (a) the Registration Statement or any amendment thereto (except for the financial statements, supporting schedules and other financial and statistical data included therein or omitted therefrom, as to which such counsel need express no opinion), as of the date the Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or
                  (b) the Prospectus or any amendment or supplement thereto (except for the financial statements, supporting schedules and other financial and statistical data included therein or omitted therefrom, as to which such counsel need express no opinion), at the time the Prospectus was issued, at the time such amended or supplemented Prospectus was issued or at the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statement therein, in light of the circumstances under which they were made, not misleading.

                  The opinion of Kevin McKay described in Section 10(g) above shall be rendered to you at the request of the Company and shall so state therein.

                  (h) You shall have received on the Closing Date an opinion (reasonably satisfactory to you and counsel for the Underwriters), dated the Closing Date, of [Hutchins, Wheeler & Dittmar], counsel for the Selling Stockholders, to the effect that:

                           (i) each of the Selling Stockholders has been duly
                  incorporated or organized and is validly existing and, in the case of each Selling Stockholder that is a corporation, is in good corporate standing under the laws of jurisdiction of its incorporation, and in each case has the power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties;

                           (ii) this Agreement has been duly authorized,
                  executed and delivered by or on behalf of the Selling Stockholder;

                           (iii) each Selling Stockholder has full legal right,
                  power and authority to enter into this Agreement and the Custody Agreement and the Power of Attorney of such Selling Stockholder and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder in the manner provided herein and therein;

                           (iv) The Custody Agreement of each Selling
                  Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms;

                           (v) The Power of Attorney of each Selling Stockholder
                  has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding instrument of such Selling Stockholder, enforceable in accordance with its terms, and, pursuant to such Power of Attorney, such Selling Stockholder has, among other things, authorized the Attorneys, or any one of them, to execute and deliver on such Selling Stockholder's behalf this Agreement and any other document they, or any one of them, may deem necessary or desirable in connection with the transactions contemplated hereby and thereby and to deliver the Shares to be sold by such Selling Stockholder pursuant to this Agreement;

                           (vi) upon delivery of and payment for the Shares to
                  be sold by each Selling Stockholder pursuant to this Agreement, and assuming the Underwriters have no notice of any adverse claim (as defined in the Uniform Commercial Code as in effect in the State of New York), good and clear title to such Shares will pass to the Underwriters, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever;

                           (vii) to the knowledge of such counsel, the
                  execution, delivery and performance of this Agreement and the Custody Agreement and the Power of Attorney of each Selling Stockholder by such Selling Stockholder, the compliance by such Selling Stockholder with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (A) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (B) constitute a breach of any of the terms or provisions of, or a default under, the organizational documents of such Selling Stockholder or (C) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over such Selling Stockholder or any property of such Selling Stockholder;

                           (viii) each Selling Stockholder is not and, after
                  giving effect to the sale of the Shares and the application of the proceeds thereof, will not be, on "investment company" as such term is defined in the Investment Company Act of 1940, as amended; and

                           (ix) to such counsel's knowledge, the statements
                  under the captions "Certain Transactions" and "Principal and Selling Stockholders", insofar as such statements relate to the Selling Stockholders and constitute a summary of the legal matters, documents or proceedings referred to therein, present in all material respects the information called for with respect to such legal matters, documents and proceedings.

         The opinion of [Hutchins, Wheeler & Dittmar] described in Section 10(h) above shall be rendered to you at the request of the Selling Stockholders and shall so state therein.

                  (i) You shall have received on the Closing Date an opinion, dated the Closing Date, of Davis Polk & Wardwell, counsel for the Underwriters, as to the matters referred to in Sections 10(f)(iii), 10(f)(iv), 10(f)(vii) (but only with respect to the statements under the caption "Description of Capital Stock" and "Underwriting") and 10(f)(xiii).

                  In giving such opinions with respect to the matters covered by
         Section 10(f)(xiii), counsel for the Company and counsel for the Underwriters may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

                  (j) You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to you, from Ernst & Young LLP, independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

                  (k) The Company shall have delivered to you the agreements specified in Section 2 hereof which agreements shall be in full force and effect on the Closing Date.

                  (l) The Shares shall have been duly listed, subject to notice of issuance, on the NYSE.

                  (m) You shall have received evidence satisfactory to you that the proceeds of the offering to be received by the Company will be applied on the Closing Date to repay indebtedness of the Company as described in the Prospectus under "Use of Proceeds".

                  (n) The Company and the Selling Stockholders shall not have failed on or prior to the Closing Date to perform or comply in any material respect with any of the agreements herein contained and required to be performed or complied with by the Company or the Selling Stockholders, as the case may be, on or prior to the Closing Date.

                  (o) You shall have received on the Closing Date, a certificate of each Selling Stockholder who is not a U.S. Person (as defined under applicable U.S. federal tax legislation) to the effect that such Selling Stockholder is not a U.S. Person, which certificate may be in the form of a properly completed and executed United States Treasury Department Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

         The several obligations of the Underwriters to purchase any Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of such Additional Shares and other matters related to the issuance of such Additional Shares.

         SECTION 11. Effectiveness of Agreement and Termination. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

         This Agreement may be terminated at any time on or prior to the Closing Date by you by written notice to the Sellers if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the suspension of trading of any securities of the Company on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States and, in your judgment, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

         If on the Closing Date or on an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Firm

Shares or Additional Shares, as the case may be, which it has or they have agreed to purchase hereunder on such date and the aggregate number of Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the total number of Firm Shares or Additional Shares, as the case may be, to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I bears to the total number of Firm Shares which all the non-defaulting Underwriters have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Firm Shares or Additional Shares, as the case may be, which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Firm Shares or Additional Shares, as the case may be, without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased by all Underwriters and arrangements satisfactory to you, the Company and the Selling Stockholders for purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders. In any such case which does not result in termination of this Agreement, either you or the Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase such Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase on such date in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

         SECTION 12. Agreements of the Selling Stockholders. Each Selling Stockholder agrees with you and the Company:

                  (a) To pay or to cause to be paid all transfer taxes payable in connection with the transfer of the Shares to be sold by such Selling Stockholder to the Underwriters.

                  (b) To use commercially reasonable efforts to do and perform all things to be done and performed by such Selling Stockholder under this Agreement prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Shares to be sold by such Selling Stockholder pursuant to this Agreement.

         SECTION 13. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to Freedom Securities Corporation, One Beacon Street, Boston, Massachusetts 02108,
Attention: President, (ii) if to the Selling Stockholders, to C. Hunter Boll or Seth W. Lawry c/o Hutchins, Wheeler & Dittmar, 101 Federal Street, Boston, Massachusetts 02110, Attention: Benjamin Preston and (iii) if to any Underwriter or to you, to you c/o Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

         The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or directors of any Underwriter, any person controlling any Underwriter, any QIU Indemnified Party the Company, the officers or directors of the Company, any person controlling the Company, any Selling Stockholder or any person controlling such Selling Stockholder, (ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

         If for any reason the Shares are not delivered by or on behalf of any Seller as provided herein (other than as a result of any termination of this Agreement pursuant to Section 11), the Company agrees to reimburse the several Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) incurred by them. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 5(I) hereof. The Company also agrees to reimburse the several Underwriters, their directors and officers, any persons controlling any of the Underwriters and the QIU Indemnified Parties for any and all fees and expenses (including, without limitation, the fees disbursements of counsel) incurred by them in connection with enforcing their rights hereunder (including, without limitation, pursuant to Section 9 hereof).

         Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Selling Stockholders, the Underwriters, the Underwriters' directors and officers, any controlling persons referred to herein, the QIU Indemnified Parties, the Company's directors and the Company's officers and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

         This Agreement shall be governed and construed in accordance with the laws of the State of New York.

         This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

         Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and the several Underwriters.

                                             Very truly yours,

                                             FREEDOM SECURITIES
                                             CORPORATION



                                             By:________________________________
                                                 Title:

                                             THE SELLING STOCKHOLDERS
                                                  NAMED IN SCHEDULE II HERETO,
                                                  ACTING SEVERALLY



                                             By:________________________________
                                                Attorney-in-fact


DONALDSON, LUFKIN & JENRETTE
      SECURITIES CORPORATION
CREDIT SUISSE FIRST BOSTON
      CORPORATION
SUTRO & CO., INCORPORATED
TUCKER ANTHONY INCORPORATED

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto

By:   DONALDSON, LUFKIN & JENRETTE
      SECURITIES CORPORATION



By:________________________________
   Title:

                                                                      SCHEDULE I

                                                           NUMBER OF FIRM SHARES
UNDERWRITERS                                                  TO BE PURCHASED
------------                                                  ---------------
Donaldson, Lufkin & Jenrette Securities
         Corporation
Credit Suisse First Boston Corporation
Sutro & Co., Incorporated
Tucker Anthony Incorporated
[Names of other underwriters]

                                                           ---------------------
                  Total

                                                                     SCHEDULE II

                              SELLING STOCKHOLDERS

                                                                     NUMBER OF FIRM
NAME                                                                SHARES BEING SOLD
----                                                                -----------------
Thomas H. Lee Equity Fund III, L.P.                                    1,585,007
Thomas H. Lee Foreign Fund III, L.P.                                      98,076
THL - CCI, L.P.                                                          164,417
SCP Private Equity L.P.                                                  462,500
John Hancock Subsidiaries, Inc.                                          190,000
                                                                       ---------
                  Total                                                2,500,000

                                                                    SCHEDULE III

                              SELLING STOCKHOLDERS

                                                                   NUMBER OF
NAME                                                           ADDITIONAL SHARES
----                                                           -----------------
Thomas H. Lee Equity Fund III, L.P.
Thomas H. Lee Foreign Fund III, L.P.
THL - CCI, L.P.
SCP Private Equity L.P.
John Hancock Subsidiaries, Inc.
                                                               -----------------
                  Total                                             1,005,000

Each of the Selling Stockholders hereby agrees with the several Underwriters, that if any proposed purchase of Additional Shares would otherwise cause Thomas
H. Lee Equity Fund III, L.P., Thomas H. Lee Foreign Fund III, L.P. and THL-CCI, L.P. (collectively, the "THL Entities") to own, in the aggregate, less than 25.1% of the outstanding Common Stock (after giving effect to the Company's acquisition of Cleary Gull as described in the Prospectus under "Recent Developments"), then upon the request of the THL Entities, those Additional Shares, the sale of which would cause the THL Entities to own less than such 25.1%, shall instead be sold by the other Selling Stockholders in such proportion as the THL Entities shall designate (provided that in no event shall such proportion to be sold by John Hancock Subsidiaries, Inc. be less than the proportion that its shares of Common Stock owned in the aggregate by John Hancock Subsidiaries, Inc. and SCP Private Equity L.P.)

                                                                         ANNEX I

Nicholas Bonadies
Dennis Cassidy
William Dennis
Kevin Dunn
John Goldsmith
Kevin McKay
Robert O'Neill
Gregory Thomas
Robert Yevich
John Danello
Dexter Dodge
Hank Greenleaf
MaryJane Delaney
John Eisele
Jack Luikart
Raymond Minehan
Jerry Phillips
Thomas Weinberger


                                       2